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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 22, 2001, with respect to the financial statements of Integ Incorporated included in the Current Report on Form 8-K/A of Inverness Medical Technology, Inc. dated April 9, 2001 and incorporated by reference in this Amendment No. 1 to the Registration Statement on Form S-3 and related Prospectus for the registration of its common stock.

                                          /s/ Ernst & Young LLP
                                          ERNST & YOUNG LLP

Minneapolis, Minnesota
June 19, 2001